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                         Report of Independent Auditors


Textron Inc.
Providence, Rhode Island


We have audited the accompanying combined balance sheets of the Trim Division of Textron Automotive Company (TAC-Trim), a business segment of Textron Inc. (Textron), as of December 30, 2000 and January 1, 2000 and the related combined statements of income, changes in net worth and cash flows for each of the three years in the period ended December 30, 2000. These financial statements are the responsibility of Textron's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of TAC-Trim at December 30, 2000 and January 1, 2000 and the combined results of its operations and its cash flows for each of the three years in the period ended December 30, 2000, as described in Note 1, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 4 to the combined financial statements, in 2000 TAC-Trim changed its method of accounting for pre-production costs in accordance with Emerging Issues Task Force No. 99-5, "Accounting for Pre-Production Costs Related to Long-Term Supply Arrangements".




August 24, 2001, except for
   Note 19 as to which the date
   is May 3, 2002